UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2024

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56608	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 SE 15th Street, #512 Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 478-1410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 3, 2024, the Securities and Exchange Commission (the “SEC”) entered an order barring BF Borgers CPA PC (“Borgers”), the Company’s then independent registered public accounting firm, from appearing or practicing before the SEC as an accountant. As a result, Borgers could no longer act as the Company’s independent registered public accounting firm and effective May 13, 2024, the Company dismissed Borgers as its independent registered public accounting firm and reported the dismissal in a Current Report on Form 8-K filed with the SEC on May 13, 2024.

Effective May 29, 2024, the Company engaged BDO India LLP (“BDO”) as the Company’s new independent registered public accounting firm and reported the engagement in a Current Report on Form 8-K filed with the SEC on May 31, 2024.

Given the circumstances giving rise to Borgers’ dismissal, the Company asked BDO to re-audit SSi’s financial statements as of and for the years ended December 31, 2023 and December 31, 2022, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, (the “2023 Form 10-K”). Contemporaneously with the reaudit, the Company also undertook an internal review of certain accounting policies and internal controls and procedures.

In the course of this internal review and while BDO is performing the reaudit, the following matters relating to the prior audited financial statements included in the 2023 Form 10-K and the unaudited interim financial statements for the quarters ended March 31, 2023, June 30, 2023, September 30, 2023 and March 31, 2024, included in the Quarterly Reports on Form10-Q for those periods (the “Subject Forms 10-Q”) were considered to be material: (a) accounting for the acquisition by merger transaction that was consummated in April 2023; (b) functional reclassification of certain expenses; (c) recognition of revenue in case of deferred payment sales; and (d) recognition of right of use of certain assets and liabilities. As a result, the Company determined that in order to reflect the foregoing, SSi’s financial statements for the years ended December 31, 2023 and December 31, 2022 and the quarterly periods included in the Subject Forms 10-Q would need to be restated.

Subsequent thereto, the board of directors of the Company, after discussion with management and BDO of the matters described above, concluded that the Company’s (i) audited financial statements as of and for the years ended December 31, 2023 and December 31, 2022, as previously included in the 2023 Form 10-K; and (ii) interim unaudited financial statements included in the Subject Forms 10-Q, should no longer be relied upon due to the reasons stated above.

As promptly as possible following completion of the audit of the Company’s restated financial statements as of and for the years ended December 31, 2023 and December 31, 2022, SSi will file amendments to the 2023 Form 10-K and the Subject Forms 10-Q in order to give effect to the restated financial statements. In addition, these matters referred to above may represent a material weakness in the Company’s internal controls, which may be reported in the amendments to the reports, together with the Company’s planned remediation efforts.

SSi anticipates delaying the filing of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (the “Pending 10-Q”). At this time, the Company is unable to estimate the amount and effect of any required restatements of the financial statements for the periods indicated. The Company continues to work expeditiously to conclude its analysis and complete any required restatement of its financial statements for the periods indicated as soon as practicable.

The Company’s management and board of directors have discussed the matters disclosed in this Item 4.02 with BDO, the Company’s independent registered public accounting firm.

Note Regarding Forward Looking Statements

This report contains forward-looking statements that reflect our current views about future events. We use the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal” or the negatives of such terms or other similar expressions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2024	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer
Principal Executive Officer

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